EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             HEIN + ASSOCIATES, LLP





                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference of our report dated April 21, 2003 accompanying the financial statements of USURF America, Inc., also incorporated by reference in the Form S-8 Registration Statement of USURF America, Inc.


/s/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP


Denver, Colorado
February 23, 2004